J. S. OSBORN, P.C.
                           CERTIFIED PUBLIC ACCOUNTANT
                         17430 CAMPBELL ROAD, SUITE 114
                               DALLAS, TEXAS 75252
                          972-735-0033 FAX 972-735-0035
                               Josborn@jsocpa.com

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                                  July 11, 2001



Mr. David McCune
FreewillPC.com, Inc.
709-B West Rusk, Suite 500
Rockwall, Texas 75087

RE:      FreewillPC.com, Inc.
         Form SB-1A

Dear Mr. McCune:

This letter shall serve to evidence my consent to being named in the prospectus for the referenced Corporation's captioned registration statement as the certified public accountant for the Corporation in connection with the offering described therein. This letter shall also serve as my consent to the inclusion of my opinion dated June 20, 2001 on the financial statements of the Corporation as of December 31, 2000, and for the period June 13, 2000 (date of inception), to December 31, 2000, as a part of that registration statement and to my being named in the `Experts' section of the registration statement as an expert in accounting and auditing.

Please advise me if I may be of any further service in this respect.

                                                     Sincerely yours,


                                                     /s/ John S. Osborn
                                                     ------------------
                                                         John S. Osborn

JSO/dcj